UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2018

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ  08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2018, ContraVir Pharmaceuticals, Inc. (the “Company”) entered into a Settlement Agreement and General Release with Theresa Matkovits, the Company’s former Chief Operating Officer (the “Matkovits Agreement”) pursuant to which, among other things, Ms. Matkovits was paid three months of salary plus three months of COBRA health benefit payments in exchange for a general release.

On October 18, 2018, the Company entered into a Separation Agreement and General Release with James Sapirstein, the Company’s former Chief Executive Officer (the “Sapirstein Agreement”) pursuant to which, among other things, the Company paid Mr. Sapirstein 18 months of salary as per his employment agreement and agreed to pay 18 months of COBRA health benefit payments in exchange for a general release.

The foregoing descriptions of the Matkovits Agreement and Sapirstein Agreement are not intended to be complete and each is qualified in its entirety by reference to the respective Agreement, copies of  which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2018

CONTRAVIR PHARMACEUTICALS, INC.

	By:	/s/ Robert Foster
Robert Foster
Acting Chief Executive Officer